Exhibit 4.2

__________ SUPPLEMENTAL INDENTURE

dated as of _________, 20__

Among

Huntington Ingalls Industries, Inc.,

The Guarantor Party Hereto

And

The Bank of New York Mellon,
As Trustee

__________________________

6.875% Senior Notes due 2018
7.125% Notes due 2021

THIS _________ SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of _________, 20__, among Huntington Ingalls Industries, Inc., a Delaware corporation (the “Company”), [___________], a [_______] corporation (the “Undersigned”), and The Bank of New York Mellon, as trustee (the “Trustee”).
RECITALS
WHEREAS, the Company and the Trustee entered into the Indenture, dated as of March 11, 2011 (as amended or supplemented, the “Indenture”), related to the Company’s 6.875% Senior Notes due 2018 (the “2018 Notes”) and 7.125% Senior Notes due 2021 (the “2021 Notes” and together with the 2018 Notes, the “Notes”); and
WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause Domestic Restricted Subsidiaries that Guarantee any Debt under the Credit Agreement to enter into this Supplemental Indenture to provide Guaranties.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2. The Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to a Guarantor, including, but not limited to, Article 10 thereof.
Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.
Section 6. The Trustee shall not be responsible for any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the other parties hereto.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
Huntington Ingalls Industries, Inc., as Issuer
By:    _________________________________
Name:
Title:
_________________, as a Guarantor
By:    _________________________________
Name:
Title:

[Signature Page to _______ Supplemental Indenture]

The Bank of New York Mellon, as Trustee
By:    _________________________________
Name:
Title:

[Signature Page to _______ Supplemental Indenture]

Subsidiaries Party to the
Second through Ninth Supplemental Indentures

Northrop Grumman Shipbuilding, Inc.
Newport News Energy Company
Newport News Reactor Services, Inc.
Newport News Industrial Corporation
Newport News Nuclear, Inc.
Newport News Shipbuilding and Dry Dock Company
Ingalls Shipbuilding, Inc.
Northrop Grumman Ship Systems International, Inc.
Continental Maritime of San Diego, Inc.
Fleet Services Holding Corp.
AMSEC LLC
Avondale Engineering & Construction Company
Huntington Ingalls Industries Energy and Environmental Services, Inc.
The S.M. Stoller Corporation
Huntington Ingalls Engineering Services, Inc.
UniversalPegasus International Holdings, Inc.
UniversalPegasus International, Inc.
UP Support Services, Inc.
Universal Ensco, Inc.
Pegasus International, Inc.
UP International, Inc.
UniversalPegasus Power Services, Inc.
Universal Destinations LLC
Quest Project Personnel, Inc.
Pegasus International Services, Inc.
Southwest Survey Inc.
UPI (EG), LLC
Huntington Ingalls Unmanned Maritime Systems, Inc.
Undersea Solutions Corporation
HII Services Corporation